EXHIBIT 28.1

                             Exhibit 28.1

               Subsidiaries of TIE/communications, Inc.
         Whose Eligible Employees May Participate in the Plan

                                      State or jurisdiction of
    Name                                    Organization
    ----                              ------------------------

TIE Systems, Inc.                            Delaware
TIE International, Inc.                      Delaware
TIE Systems, Inc. Southeast Florida          Florida
TIE Systems, Inc. Minnesota                  Minnesota
TIE Systems, Inc. Illinois                   Colorado
TIE Systems, Inc. Mississippi Valley         Iowa